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                                                                     Ex 99.26(n)

                              [KPMG LLP LETTERHEAD]
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Securian Life Insurance Company:

We consent to the use of our report dated March 30, 2007 on the financial statements and supplementary schedules of Securian Life Insurance Company included herein and to the reference to our Firm under the heading "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                        /s/ KPMG LLP

Minneapolis, Minnesota
April 20, 2007